NEWS RELEASE

Contact:  Wendy S. Schmucker
          Senior Vice President, Secretary and Treasurer
          724-537-9923

For Immediate Release

COMMERCIAL NATIONAL REPORTS 38% NET INCOME IMPROVEMENT IN FIRST QUARTER 2007

LATROBE, PA, April 26, 2007 - Commercial National Financial Corporation (NASDAQ:CNAF)(Company), parent Company of Commercial Bank & Trust of PA, has reported earnings for the quarter ended March 31, 2007. The Company earned $740,000 (or $.24 per average share outstanding) in 2007 compared to $538,000 (or $.16 per average share outstanding) in 2006. Earnings-per-share in 2007 and 2006 are based on 3,044,813 and 3,381,238 average shares outstanding, respectively.

The $202,000, or 38%, first quarter net income improvement was attributable to a $56,000 net interest income increase, a $52,000 other operating income increase and a $205,000 other operating expenses decrease. These favorable variances more than compensated for a $60,000 provision for loan losses increase. The Company continues to maintain extremely high credit quality within its loan portfolio.

The Company continues to focus on core banking and trust services and is executing a comprehensive marketing campaign to further cultivate its customer base. During the first quarter deposit growth remained solid while loan origination moderated. Asset management and trust income was up by 31%.

In addition to Latrobe, Pennsylvania where it is headquartered, the Company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, North Huntingdon, Unity Township and West Newton, Pennsylvania and also maintains a commercial business development sales force throughout its entire market area. The Company operates an asset management and trust division of Commercial Bank & Trust of PA headquartered in Greensburg, Pennsylvania. Commercial Bank & Trust of PA also serves its customer base from an Internet banking site (www.cbthebank.com) and an automated TouchTone Teller banking system.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the Company, and the Company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the Company's ability to execute its business plans. The actual results of future events could differ materially from those stated in any forward-looking statements herein.

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COMMERCIAL NATIONAL FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands)

	March	March
	2007	2006

ASSETS
Cash and due from banks on demand	$9,954	$9,733
Interest bearing deposits with banks	248	147
	10,202	9,880

Federal funds sold	5,475	11,975
Securities available for sale	76,623	62,879
Restricted investments in bank stock	1,261	997

Loans	225,043	213,510
Allowance for loan losses	(1,880)	(1,627)
Net loans	223,163	211,883

Premises and equipment	3,847	4,197
Other assets	16,712	16,065

Total assets	$337,283	$317,876

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$67,998	$65,964
Interest bearing	230,145	213,881
Total deposits	298,143	279,845

Other liabilities	1,791	1,526
Short-term borrowings	-	-
Total liabilities	299,934	281,371

Shareholders' equity

Common stock, par value $2 per share; 10,000,000 shares authorized; 3,600,000 shares issued; 3,044,813 and 3,381,238 shares outstanding in 2007 and 2006, respectively	7,200	7,200

Retained earnings	40,000	39,277

Accumulated other comprehensive income	555	305

Less treasury stock, at cost, 555,187 and 548,687 shares in 2007 and 2006	(10,406)	(10,277)
Total shareholders' equity	37,349	36,505

Total liabilities and shareholders' equity	$337,283	$317,876

COMMERCIAL NATIONAL FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2007	2006

INTEREST INCOME:
Interest and fees on loans	$3,421	$3,003
Interest and dividends on securities:
Taxable	1,094	881
Exempt from federal income taxes	60	33
Other	22	171
Total Interest income	4,597	4,088

INTEREST EXPENSE:
Interest on deposits	1,588	1,199
Interest on short-term borrowings	64	-
Total Interest expense	1,652	1,199

NET INTEREST INCOME	2,945	2,889
PROVISION FOR LOAN LOSSES	90	30

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	2,855	2,859

OTHER OPERATING INCOME:
Asset management and trust income	274	209
Service charges on deposit accounts	151	164
Other service charges and fees	192	201
Income from investment in life insurance	135	129
Other income	46	43
Total other operating income	798	746

OTHER OPERATING EXPENSES
Salaries and employee benefits	1,353	1,311
Net occupancy expense	194	196
Furniture and equipment	113	166
Pennsylvania shares tax	140	140
Legal and professional	120	301
Other expenses	747	758
Total other operating expenses	2,667	2,872

INCOME BEFORE INCOME TAXES	986	733
Income tax expense	246	195

Net income	$740	$538

Average Shares Outstanding	3,044,813	3,381,238

Earnings Per Share	$0.24	$0.16